Filed pursuant to Rule 424(b)(3)
Registration No. 333-146450

Prospectus Supplement No. 1 dated February 14, 2008 to the Prospectus (the “Prospectus”) of Nutrition 21, Inc. (the “Company”), Registration No. 333-146450, dated January 8, 2008 and filed pursuant to Rule No. 424(b)(3).

On February 12, 2008, the Company gave Notice to the Holders of the Company’s Series J Preferred Stock of the Company’s election to pay regularly scheduled dividends in Nutrition 21, Inc. Common Stock. The election will continue until revised by Nutrition 21, Inc. in a subsequent notice.